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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MAY, 2000
DISTRIBUTION DATE: 6/20/2000
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STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                         ------------------
      (i)   Principal Distribution
                Class A Amount                                                         $9,360,180.47         $14.246429
                Class B Amount                                                           $441,055.64         $14.246429
     (ii)   Interest Distribution
                Class A Amount                                                           $593,318.36          $0.903045
                Class B Amount                                                            $27,957.41          $0.903045

    (iii)   Monthly Servicing Fee                                                        $102,690.21          $0.149264
                                                                                     ---------------
                Monthly Supplemental Servicing Fee                                             $0.00          $0.000000
                Class A Percentage of the Servicing Fee                                   $98,069.15          $0.149264
                Class A Percentage of the Supplemental Servicing Fee                           $0.00          $0.000000
                Class B Percentage of the Servicing Fee                                    $4,621.06          $0.149264
                Class B Percentage of the Supplemental Servicing Fee                           $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                     $108,322,801.00
            Class A Pool Factor (end of Collection Period)                                16.487002%
            Class B Principal Balance (end of Collection Period)                       $5,104,215.91
            Class B Pool Factor (end of Collection Period)                                16.487002%

      (v)   Pool Balance (end of Collection Period)                                  $113,427,016.91

     (vi)   Class A Interest Carryover Shortfall                                               $0.00
            Class A Principal Carryover Shortfall                                              $0.00
            Class B Interest Carryover Shortfall                                               $0.00
            Class B Principal Carryover Shortfall                                              $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                Either the Class A or Class B Certificateholders                               $0.00            $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                         $6,861,984.78
                Class B Amount                                                                 $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller
                or the Servicer                                                                $0.00


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